SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2011

Colombia Clean Power & Fuels, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

81 3rd STREET, SUITE 150-B, SAN RAFAEL, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 22, 2011, the Board approved an employment agreement with James Flores who has been appointed as our Chief Financial Officer effective May 1, 2011.  The effective date of the agreement will also be May 1, 2011.  See Item 5.02 below for a description of the terms of the employment agreement.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2011, the Board of Directors appointed James Flores as our Chief Financial Officer to be effective May 1, 2011.  He will serve as our principal financial and accounting officer.  Effective May 1, 2011, Daniel Carlson will relinquish the position of Chief Financial Officer, but will remain a director of the company.

Mr. Flores, age 57, served as Executive Vice-President and Chief Financial Officer for Royal Coal Corp., a coal mining company, from July 2008 until April 2011.  In these positions he was responsible for financial and business reporting, budgeting and projections, information systems, funding, and mergers and acquisitions.  From April 2004 until October 2007 he served as Managing Director of Prospect Capital Corporation, a company engaged in investments in energy and other companies.  In this position he was responsible for originating, structuring, closing, and managing investments in the power, ethanol, and coal mining industries and for raising funds for the company.  In 1975 Mr. Flores received his Bachelor of Arts degree in History from Princeton University and in 1981 received his MBA degree concentrating in finance and accounting from the Wharton School, University of Pennsylvania.

We have also entered into a full-time employment agreement with Mr. Flores to be effective May 1, 2011.  The agreement will be for an initial period of one year after which we can terminate his employment at will.  The agreement provides for a base salary of $250,000 and a signing bonus of 400,000 five-year options exercisable at $2.50 per share for 200,000 of the options and at $5.00 for the remaining options.  The options will vest as follows:  25% immediately and 25% on the next three anniversaries of the signing of the employment agreement.  Mr. Flores will also receive housing and moving allowances to provide services under the agreement in Bogota, Republic of Colombia.

We issued a press release on April 27, 2011, announcing the appointment of Mr. Flores as CFO and have included a copy of the press release as an exhibit to this report.

Also on April 22, 2011, the Board granted 50,000 options to Will Gibbs, one of our directors, for services rendered as a director.  The options are exercisable for a period of five years from March 1, 2011.  The exercise price for the options is $2.50 per share and they will vest as follows:  25% immediately and 25% each on March 1, 2012, 2013 and 2014.  The options were granted pursuant to our 2010 Equity Incentive Plan.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated May 1, 2011, with James Flores
99.2	Press release dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Clean Power & Fuels, Inc.

Date: April 28, 2011	By:	/s/ Daniel F. Carlson
Daniel F. Carlson, CFO